Exhibit 3.151.1
OFFICE OF THE
PUBLIC REGULATION COMMISSION
CERTIFICATE OF AMENDMENT
OF
N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY
3298411
     The Public Regulation Commission certifies that the Articles of Amendment, duly signed and verified pursuant to the provisions of the
LIMITED LIABILITY COMPANY ACT
(53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.
     Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Amendment and attaches hereto a duplicate of the Articles of Amendment.
Dated: JUNE 23, 2005

In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

/s/ Ben R. Luján

Chairman

/s/ Ann Echols

Bureau Chief

3298411	FILED IN OFFICE OF NM PUBLIC REG. COMM. JUN 23 2005 CORPORATION BUREAU
Limited Liability Company
ARTICLES OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
Pursuant to the provisions of the New Mexico Limited Liability Company Act, the undersigned limited liability company adopts the following Articles of Amendment for the purpose of amending its Articles of Organization:
ARTICLE ONE: The name of the limited liability company is (include NMPRC#): N.M. Lordsburg Three Plus One Limited Company NMPRC# 1712322
ARTICLE TWO: The date the Articles of Organization were filed is: February 15, 1995
ARTICLE THREE: The Articles of Organization are amended as follows (attach additional pages if necessary):
The final sentence of Article 3 is hereby replaced with the following:
“The address of the Company’s principal place of business is: 2 North LaSalle Street, Suite 725, Chicago, Illinois 60602.”
Article 4 is hereby replaced with the following:
“Management in the Company is vested in the sole member.”
ARTICLE FOUR: If these Articles of Amendment are not to be effective upon filing with the commission, the effective date is: (if an effective date is specified here, it cannot be a date prior to the date the articles are received by the commission) June 30, 2005
Dated: JUNE 7, 2005

N.M. Lordsburg Three Plus One Limited Company

Name of Limited Liability Company

By	See attached

Signature of Member or Manager

Aviv Financing I, L.L.C., its sole member

Printed Name and Title (Member or Manager)
Form DLLC-AM
(revised 10/02)

FILED IN OFFICE OF
NM PUBLIC REG. COMM.

JUN 23 2005

CORPORATION BUREAU
SIGNATURE BLOCK
TO
ARTICLES OF AMENDMENT

N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY

By:	Aviv Financing I, L.L.C., its sole member,

By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member,

By:	Aviv Healthcare Properties Limited Partnership, its general partner,

	By:	Aviv Healthcare, L.L.C., its general partner

	By:	/s/ Zev Karkomi Zev Karkomi, its manager

	By:	/s/ Craig M. Bernfield Craig M. Bernfield, its manager

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